                                                                   Exhibit 10.54

                   SERIES B PREFERRED STOCK PURCHASE AGREEMENT

                                  DOVEBID, INC.

                                October 18, 1999


                               TABLE OF CONTENTS

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                                                                               Page
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1.    Purchase and Sale of Series B Preferred Stock.............................  1
      1.1    Purchase and Sale..................................................  1
      1.2    Closing............................................................  1
      1.3    Closing Payment and Delivery.......................................  1
      1.4    Use of Proceeds....................................................  1
      1.5    Issuance of Shares to Bain.........................................  2

2.    Representations and Warranties of the Company.............................  2
      2.1    Organization, Good Standing and Qualification......................  2
      2.2    Capitalization, Voting Rights and Valid Issuance...................  2
      2.3    Subsidiaries.......................................................  3
      2.4    Authorization......................................................  3
      2.5    Governmental Consents..............................................  4
      2.6    Customer Relations.................................................  4
      2.7    Litigation.........................................................  4
      2.8    Patents and Trademarks.............................................  4
      2.9    Compliance with Other Instruments..................................  5
      2.10   Agreements, Action.................................................  6
      2.11   Related Party Transactions.........................................  7
      2.12   Permits............................................................  7
      2.13   Environmental and Safety Laws......................................  7
      2.14   Marketing Rights...................................................  8
      2.15   Disclosure.........................................................  8
      2.16   Registration Rights................................................  8
      2.17   Financial Statements...............................................  8
      2.18   Changes............................................................  9
      2.19   Organizational Documents........................................... 10
      2.20   Title to Property and Assets....................................... 10
      2.21   Employee Benefit Plans............................................. 10
      2.22   Tax Matters........................................................ 10
      2.23   Insurance.......................................................... 11
      2.24   Books and Records.................................................. 11
      2.25   Labor Agreements and Actions....................................... 11
      2.26   Assumptions or Guaranties of Indebtedness of Other Persons......... 12
      2.27   Stockholder Agreements............................................. 12
      2.28   Year 2000 Readiness................................................ 12
      2.29   Market Stand-Off Agreements........................................ 13
      2.30   Qualified Small Business........................................... 13
      2.31   Small Business Company............................................. 13

3.    Representations and Warranties of the Investors........................... 13
      3.1    Binding Effect..................................................... 13
      3.2    Purchase Entirely for Own Account.................................. 14
      3.3    Disclosure of Information.......................................... 14


                                TABLE OF CONTENTS
                                   (continued)

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      3.4    Investment Experience............................................. 14
      3.5    Accredited Investor............................................... 14
      3.6    Restricted Securities............................................. 14
      3.7    Further Limitations on Disposition................................ 14
      3.8    Legends........................................................... 15
      3.9    Risks............................................................. 15
      3.10   No Representations................................................ 15

4.    Conditions to Closing.................................................... 16
      4.1    Conditions to Investor's Obligations.............................. 16
      4.2    Conditions to the Company's Obligations........................... 17

5.    Miscellaneous............................................................ 17
      5.1    Survival of Warranties............................................ 17
      5.2    Successors and Assigns............................................ 17
      5.3    Governing Law..................................................... 18
      5.4    Titles and Subtitles.............................................. 18
      5.5    Notices........................................................... 18
      5.6    Finder's Fee...................................................... 18
      5.7    Expenses.......................................................... 18
      5.8    Amendments and Waivers............................................ 18
      5.9    Severability...................................................... 18
      5.10   Aggregation of Stock.............................................. 19
      5.11   Entire Agreement.................................................. 19
      5.12   Counterparts...................................................... 19
      5.13   California Commissioner of Corporations........................... 19

                   SERIES B PREFERRED STOCK PURCHASE AGREEMENT

      THIS SERIES B PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is made as of October 18, 1999, by and among DoveBid, Inc., a Delaware corporation (the "Company"), and the investors listed on Schedule 1.1 hereto, each of which is referred to herein as an "Investor" and collectively, the "Investors."

                                   BACKGROUND

      A. The Company is authorized to issue up to 17,500,000 shares of Series B Preferred Stock (the "Series B Preferred Stock") having the rights, preferences, privileges and restrictions set forth in the Company's Restated Certificate of Incorporation, a copy of which is attached hereto as Exhibit A (the "Certificate of Incorporation").

      B. The Company desires to issue and sell, and the Purchasers desire to purchase, the shares of Series B Preferred Stock pursuant to the terms and conditions set forth herein.

      NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.    Purchase and Sale of Series B Preferred Stock.

      1.1 Purchase and Sale. Upon the terms and conditions of this Agreement, each Investor agrees, severally, to purchase at the Closing, and the Company agrees to sell and issue to each such Investor at the Closing, at a purchase price of $0.77 per share, that number of shares of the at Series B Preferred Stock set forth opposite each such Investor's name on Schedule 1.1 hereto for the purchase price set forth therein (the "Shares").

      1.2 Closing. The closing (the "Closing") of the purchase and sale of the Shares shall be held at the offices of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, Three Embarcadero Center, Suite 700, San Francisco California 94111, at 10:00 a.m., on October 18, 1999, or at such other time and place as the parties agree (which time and place are designated as the "Closing Date").

      1.3 Closing Payment and Delivery. At the Closing, the Company shall deliver to each Investor a certificate representing the Shares which such investor is purchasing at the Closing (as set forth on Schedule 1.1) against delivery to the Company by such Investor of a check or wire transfer in the amount of the purchase price therefor payable to the Company (except for Bain, as set forth in Section 1.5 below).

      1.4 Use of Proceeds. The net proceeds (after payment of transaction expenses) from the sale of the Shares will be used by the Company primarily to develop an internet auction business and shall not be used to repay existing indebtedness of the Company and its subsidiaries or to invest in capital assets held for resale. Pending utilization for such purposes, the Company shall invest the net proceeds in short-term, interest-bearing government securities or certificates of deposit or their equivalent issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $100,000,000.

      1.5 Issuance of Shares to Bain. At the Closing, the Company will issue to Bain & Company, Inc. ("Bain") that number of Shares as set forth on Schedule
1.1 for services previously rendered to the Company pursuant to a letter agreement dated August 4, 1999 (the "Bain Letter Agreement"). The parties acknowledge that the Company may from time to time issue additional Shares to Bain pursuant to the Bain Letter Agreement, but that the aggregate Shares to be issued to Bain will not exceed 961,039 Shares, which represent the maximum amount of $740,000 of professional fees to be paid by the issuance of Shares.

2. Representations and Warranties of the Company. Except as set forth in the Certificate of Incorporation, the Amended and Restated Investors Rights Agreement dated as of even date herewith (the "Investors' Rights Agreement"), the Amended and Restated Stockholders' Agreement dated as of even date herewith (the "Stockholders' Agreement', and the disclosure schedule provided b~ the Company to the Investors prior to the execution of this Agreement (the "Disclosure Schedule") and attached hereto as Schedule 2, the Company hereby represents and warrants to each Investor as follows:

      2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company has only one direct subsidiary, Dove Brothers, LLC, a Delaware limited liability company ("Dove Brothers"). Dove Brothers, in turn, has only one subsidiary, Dovetech, Inc., a California corporation ("Dovetech"). (Dove Brothers and Dovetech are collectively referred to as the "Subsidiaries"). Each Subsidiary is duly organized, validly existing and in good standing under the lows of its jurisdiction of organization and has all requisite limited liability company or corporate (as the case may be) power and authority to conduct its business as now conducted and as proposed to be conducted. The Company has delivered to each Investor complete and correct copies of the organizational documents of each of the Company and its Subsidiaries. Each of the Company and its Subsidiaries is duly qualified to transact business and is in good standing in each of the jurisdictions specified in Section 2.1 of the Disclosure Schedule.

      2.2   Capitalization, Voting Rights and Valid Issuance.

            (a) The authorized capital stock of the Company consists of 70,000,000 shares of Common Stock and 30,000,000 shares .of Preferred Stock, of which 12,090,909 shares have been designated Series A Preferred Stock and 17,500,000 shares have been designated Series B Preferred Stock.

            (b) All of the outstanding shares of the Company are owned as of the date hereof as set forth on Section 2.2 of the Disclosure Schedule. The outstanding shares of the Company are all duly and validly authorized and issued, fully paid and nonassessable and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Securities Act"}, and any relevant state securities laws, or pursuant to valid exemptions therefrom.

            (c) The Disclosure Schedule sets forth all options, warrants, rights (including conversion or preemptive rights) or agreements that are presently outstanding for the purchase or acquisition from the Company of any shares of the Company. The Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

            (d) The Series B Preferred Stock which is being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations of the Investors in this Agreement, will be issued in compliance with all applicable federal and state securities laws and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Investors' Rights Agreement and under applicable state and federal securities law. The Common Stock issuable upon conversion of the Series B Preferred Stock purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Certificate of Incorporation, shall be duly and validly issued, fully paid and nonassessable, and issued in compliance with all applicable securities laws and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Investors' Rights Agreement and the Stockholders' Agreement and under applicable state and federal securities law, as presently in effect, of the United States and each of the states whose securities laws govern the issuance of any of the Series B Preferred Stock hereunder.

      2.3 Subsidiaries. As of the date hereof, the Subsidiaries are the only subsidiaries of the Company. Section 2.3 of the Disclosure Schedule is a complete and correct list setting forth for each Subsidiary (a) the number of authorized equity securities, and (b) the number of issued and outstanding equity securities, the names of the holders thereof, and the number of equity securities held by each such holder as of the date hereof. All of the issued and outstanding equity securities of each Subsidiary have been duly authorized and are validly issued, fully paid and non-assessable. There are no preemptive or similar rights on the part of any holder of any class of equity securities of either Subsidiary, or options, warrants, conversion or other rights, agreements, commitments of any kind obligating either Subsidiary, contingently or otherwise to issue, sell or otherwise cause to become outstanding any of its equity securities or any other securities convertible into or exchangeable for any such equity securities. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting, dividend rights or disposition of any equity security of either Subsidiary. Neither the Company nor either Subsidiary controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust or other entity (other than the ownership of the Subsidiaries).

      2.4 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Investors' Rights Agreement and the Stockholders' Agreement, the performance of all obligations of the Company hereunder and thereunder, the authorization, issuance (or reservation for issuance), sale and delivery of the Series B Preferred Stock being sold hereunder and the Common Stock issuable upon conversion of the Series B Preferred Stock has been taken or will be taken prior to the Closing, and this Agreement, the Investors' Rights Agreement and the Stockholders' Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relic!; or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

      2.5 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company or Subsidiaries is required in connection with the consummation of the transactions contemplated by this Agreement.

      2.6 Customer Relations. Since December 31, 1997, no significant customer of the Company or Subsidiaries that has been a party to a master national auction contract with the Company has terminated its relationship with the Company or Subsidiaries or threatened to do so. Section 2.6 of the Disclosure Schedule sets forth a complete and correct list of each such termination and the reasons for such termination.

      2.7 Litigation. There is no action, suit, claim, dispute, proceeding or investigation pending or, to the knowledge of the Company, currently threatened in writing or involving an amount in excess of $ 100,000 (whether or not in writing) against the Company or Subsidiaries which questions the validity of this Agreement or the right of the Company to enter into this Agreement, or to consummate the transactions contemplated hereby or thereby, or which could reasonably be expected to result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company and its Subsidiaries taken as a whole, financially or otherwise, or any change in the current equity ownership of the Company or Subsidiaries. The foregoing includes, without limitation, actions pending or threatened in writing or involving an amount in excess of $100,000 (whether or not in writing) involving the prior employment of any of the Company or Subsidiaries' employees, their use in connection with the Company or Subsidiaries' business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. There is no action, suit, claim, dispute, proceeding or investigation pending or, to the knowledge of the Company, currently threatened against the Company by any stockholder of the Company, against any stockholder of the Company by the Company or, to the Company's knowledge, between any of the stockholders of the Company relating to the Company. There is no action, suit, claim, dispute, proceeding or investigation pending or currently threatened against either Subsidiary by any equityholder of either Subsidiary, against any equityholder of either Subsidiary by either Subsidiary or to the Company or either Subsidiary's knowledge, between any of the equityholders of either Subsidiary relating to either Subsidiary. Neither the Company nor Subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or Subsidiaries currently pending or which the Company or Subsidiaries intends to initiate.

      2.8 Patents and Trademarks. The Company and each Subsidiary has sufficient title and ownership of, or rights to use, all patents, trademarks, service marks, trade names, copyrights, trade secrets and proprietary rights and processes (collectively, "Intellectual Property Rights") necessary for its business as now conducted and as proposed to be conducted, without, to the best knowledge of Company and each Subsidiary, any conflict with or infringement of the rights of others. The Company and each Subsidiary-owns or has currently effective licenses to use all Intellectual Property Rights the absence of which could materially impair the Company or Subsidiaries' ability to carry out its strategic plans. Section 2.8 of the Disclosure Schedule is a correct and complete list of all of the patents, trademarks, service marks, trade names and copyrights of the Company and each Subsidiary and all royalties payable by the Company or Subsidiaries in connection with its current or currently planned products, processes and technologies identifying the payee, the royalty rate and the product, process or technology to which the royalty relates. There are no pending or threatened claims or disputes regarding royalties payable by the Company or Subsidiaries under currently existing licenses or otherwise. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company or Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, will not breach, violate or conflict with any instrument or agreement governing any Intellectual Property Right of the Company or Subsidiaries, will not cause any forfeiture or termination or give rise to a right of forfeiture or termination of any Intellectual Property Right of the Company or Subsidiaries or in any way impair the right of the Company or Subsidiaries to use, sell, license or dispose of or bring any action for the infringement of, any Intellectual Property Right of the Company or Subsidiaries or portion thereof. There are no pending claims nor any claims threatened in writing or otherwise known to management of the Company or Subsidiaries, or litigation contesting the validity, ownership or right to use, sell, license or dispose of any of the Company or Subsidiaries' Intellectual Property Rights, nor is the Company or Subsidiaries aware of any reasonable basis for any such claim, nor has the Company or Subsidiaries received any communications alleging that the Company or Subsidiaries have violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. Neither the Company nor either Subsidiary is aware that any of its employees or consultants is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or Subsidiaries or that would conflict with the Company or Subsidiaries' business as conducted. Neither the execution nor delivery of this Agreement nor the carrying on of the Company or Subsidiaries' business by the employees or consultants of the Company or Subsidiaries, nor the conduct of the Company or Subsidiaries' business as proposed, will, to the knowledge of the Company, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees or consultants is now obligated. Neither the Company nor Subsidiaries believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company or Subsidiaries.

      2.9 Compliance with Other Instruments. The Company is not in violation or default of any provisions of its Certificate of Incorporation or Bylaws or of any judgment, order, writ or decree to which it is a party or by which it is bound. The Company is not in violation or default of any instrument or contract to which it is a party or by which it is bound or of any provision of any federal or state statute, rule or regulation applicable to the Company, except for violations or defaults of any contract that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, financial condition or properties of the Company and its Subsidiaries taken as a whole. Neither Subsidiary is in violation or default of any provisions of its organizational documents or of any judgment, order, writ or decree to which it is a party or by which it is bound. Neither Subsidiary is in violation or default or of any instrument or, contract to which it is a party or by which it is bound or of any provision of any federal or state statute, rule or regulation applicable to Subsidiaries, except for violations or defaults of any contract that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, financial condition or properties of the Company and its Subsidiaries taken as a whole. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or Subsidiaries or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company or Subsidiaries, their respective businesses or operations or any of their respective assets or properties.

      2.10  Agreements, Action.

            (a) Except for agreements explicitly contemplated hereby, there are no agreements, understandings or proposed transactions between the Company and any of its stockholders, directors, officers, affiliates, or any affiliate thereof, or between either Subsidiary and any of its members, stockholders, directors, officers, affiliates, or any affiliate thereof.

            (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company or Subsidiaries are a party or by which they are bound which may involve (i) obligations (contingent or otherwise) of the Company or Subsidiaries in excess of $25,000 (excluding net auction proceeds payable by the Company to customers and maintained in the Company's trust account or auction or other sale proceeds payable pursuant to the contracts set forth in Section 2.3(d) of the Disclosure Schedule), or payments to the Company or Subsidiaries in excess of $50,000 (excluding gross auction revenues payable to the Company in connection with concluded auction sales), or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company or Subsidiaries or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company or Subsidiaries' products or services, or (iv) indemnification by the Company or Subsidiaries with respect to infringement of proprietary rights.

            (c) The Company has not, except as expressly contemplated by this Agreement or disclosed in the financial statements delivered to the Investors or set forth in Section 2.10 of the Disclosure Schedule, (i) since December 31, 1998, authorized or made any distribution upon or with respect to any class of shares, (ii) incurred any outstanding indebtedness for money borrowed or any other outstanding fixed, noncontingent liabilities, other than in the ordinary course of business, individually in excess of $25,000 or, in the case of such indebtedness and/or such liabilities individually less than $25,000, in excess of $50,000 in the aggregate, (iii) made any outstanding loans or advances to any person, other than ordinary advances for business-related expenses, or (iv) since December 31, 1998, sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business.

            (d) Neither Subsidiary has, except as disclosed in the financial statements delivered to the Investors or set forth in Section 2.10 of the Disclosure Schedule, (i) since December 31, 1998, declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its equity interests, in each case other than to the Company,
(ii) incurred any outstanding indebtedness for money borrowed or any other outstanding fixed, non contingent liabilities individually in excess of $25,000 or, in the case of such indebtedness and/or such liabilities individually less than $25,000, in excess of $50,000 in the aggregate, (iii) made any outstanding loans or advances to any person, other than ordinary advances for business related expenses, or (iv) since December 31, 1998, sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business.

            (e) For the purposes of subsections (b), (c) and (d) above, all applicable indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company or Subsidiaries have reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

            (f) Neither the Company nor either Subsidiary has engaged in the past six months in any discussion regarding the liquidation, dissolution, or winding up of the Company or such Subsidiary.

      2.11 Related Party Transactions. No stockholder, director, officer or employee of the Company or any Subsidiary or member of his or her immediate family is indebted to the Company or any Subsidiary, nor is the Company or any Subsidiary indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company or either Subsidiary is affiliated or with which the Company or either Subsidiary has a business relationship; or any firm or corporation that competes with the Company or either Subsidiary, except that such persons and members of their immediate families may own stock in publicly traded companies that may compete with the Company or either Subsidiary. No member of the immediate family of any such person is directly or indirectly interested in any material contract with the Company or either Subsidiary.

      2.12 Permits. The Company and each Subsidiary have all franchises, permits, licenses, and any similar authority necessary for the conduct of their business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company and its Subsidiaries taken as a whole, and the Company believes it or Subsidiaries can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. Neither the Company nor Subsidiaries are in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

      2.13 Environmental and Safety Laws. To the best of the Company's knowledge, neither the Company nor Subsidiaries are in violation of any statute, law or regulation relating to the environment or occupational health and safety, where such violation could reasonably be expected to have a material adverse effect on the business, financial condition or properties of the Company and its Subsidiaries taken as a whole and to the best of the Company's knowledge, no material expenditures are or will be required of the Company or Subsidiaries in order to comply with any such existing statute, law or regulation, where the violation of, or non-compliance with, such statute, law or regulation could reasonably be expected to have a material adverse effect on the business, financial condition or properties of the Company and its Subsidiaries taken as a whole.

      2.14 Marketing Rights. Neither the Company nor Subsidiaries have granted rights to license, market, or sell its services to any other person or is bound by any agreement that affects the Company's or Subsidiaries' exclusive right to develop, distribute, market, license or sell its services.

      2.15 Disclosure. The representations and warranties of the Company and its Subsidiaries contained in this Agreement and the written information provided by the Company and its Subsidiaries to the Investors (including any supplemental written information provided to the Investors prior to the execution of this Agreement), taken as a whole, does not contain any untrue statement of a material fact or omit to state a fact necessary in order to make the statements contained therein not misleading as of the date made and in light of the circumstances in which the same were made. As of the date hereof, there are no facts known (or which should upon the reasonable exercise of diligence be known) to the Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the business, financial condition or properties of the Company and its Subsidiaries taken as a whole and that have not been provided to the Investors.

      2.16 Registration Rights. Except as set forth in the Investors' Rights Agreement, the Company has not granted or agreed to grant any registration or other rights or any nature, including piggyback rights, to any person or entity.

      2.17 Financial Statements. The Company has delivered to the Investors unaudited financial statements (balance sheet, statement of operations, statement of stockholders' equity and statement of cash flows, including notes thereto) for Dove Brothers at December 31, 1996, 1997 and 1998 and for the three years then ended which have been reviewed by Ernst 8c Young LLP, unaudited financial statements (balance sheet and statement of operations) for Dove Brothers as at and for the period ended August 31, 1999, and an unaudited sources and uses of cash statement for the Company as at and for the period ended September 30, 1999 (each a "Financial Statement" and collectively the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied, except that the Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements pertaining to Dove Brothers fairly present the financial condition and operating results of Dove Brothers as of the dates, and for the periods, indicated therein. The Financial Statement pertaining to the Company fairly presents all sources and disbursements of cash of the Company through September 30, 1999. Except as set forth in the Financial Statements, neither of the Subsidiaries has any liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 1998 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company and its Subsidiaries taken as a whole. Except as disclosed in the Financial Statements, neither the Company nor Subsidiaries are a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company and Subsidiaries maintain and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

      2.18  Changes. Since December 31, 1998 there has not been:

            (a) any change in the assets, liabilities, financial condition or operating results of Dove Brothers from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

            (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

            (c) any waiver by the Company or Subsidiaries of a valuable right or of a material debt owed to it;

            (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or Subsidiaries, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

            (e) any material change or amendment to a material contract or material arrangement by which either Subsidiary or any of its respective assets or properties is bound or subject other than in connection with the transactions expressly contemplated hereby;

            (f) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets of the Company or Subsidiaries;

            (g) any resignation or termination of employment of any key officer of the Company or Subsidiaries; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;

            (h) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company or Subsidiaries, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

            (i) any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock or Subsidiaries' equity interests (other than to the Company), or any direct or indirect redemption, purchase or other acquisition of any of such equity interest by the Company or Subsidiaries;

            (j) to the best of the Company's knowledge, any other event or condition of any character that could reasonably be expected to materially and adversely affect the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted); or

            (k) any agreement or commitment by the Company or Subsidiaries to do any of the things described in this Section 2.18, except in connection with the transactions expressly contemplated hereby.

      2.19 Organizational Documents. Except for amendments necessary to satisfy representations and warranties or conditions contained herein (the form of which amendments has been approved by the Investors), the organizational documents of the Company and Subsidiaries are in the form previously provided to the Investors.

      2.20 Title to Property and Assets. The Company and Subsidiaries have good and marketable title to their properties and assets and have good title to all of their leasehold interests. The Company and Subsidiaries own their property and assets free and clear of all mortgages, liens, loans and encumbrances of any kind, except for (i) any liens arising by operation of law, and (ii) any encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's or Subsidiaries' ownership or use of such property or assets including, without limitation, any liens granted to third parties on assets acquired by the Company or either of its Subsidiaries (1) for resale in the ordinary course of business or (2) pursuant to a lease or purchase money financing for use in the ordinary course of business, provided that in each case such liens do not relate to any assets of the Company or either of its Subsidiaries other than the assets so acquired. With respect to the property and assets it leases, the Company and Subsidiaries are in compliance with such leases in all material respects and, to the best of the Company's knowledge, hold a valid leasehold interest free of any liens, claims or encumbrances.

      2.21 Employee Benefit Plans. Neither the Company nor Subsidiaries have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

      2.22  Tax Matters

            (a) The Company and Subsidiaries have filed all Tax Returns as required by law. All such Tax Returns are true, correct and complete in all material respects. The Company and Subsidiaries have paid all Taxes and other assessments due (whether or not shown on any Tax Return). The provisions for Taxes of the Company and Subsidiaries as shown in the Financial Statements are adequate for Taxes due or accrued as of the date thereof. Neither the Company nor Subsidiaries currently are the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where either the Company or Subsidiaries does not file Tax Returns that the Company or Subsidiaries are or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of the Company or Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

            (b) The Company and Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third pay

            (c) No director or officer (or employee responsible for Tax matters) of the Company or Subsidiaries expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Taxes of any of the Company and Subsidiaries either (1) claimed or raised by any authority in writing or (2) as to which any of the directors and officers (and employees responsible for Tax matters) of the Company or Subsidiaries have knowledge based upon personal contact with any agent of such authority. The Company has delivered or made available to the Investors correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by either the Company or Subsidiaries since December 31, 1994.

            (d) Neither the Company nor Subsidiaries have waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. Neither the Company nor Subsidiaries have elected to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code nor has it made any other elections pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation, or amortization) which would have a material effect on the Company, Subsidiaries, their respective financial condition, their respective business as presently conducted or proposed td be conducted or any of their respective properties or material assets. Subsidiaries have not made any payments, are not obligated to make any payments, and are not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code ss.280G. Neither the Company nor Subsidiaries are party to any Tax allocation or sharing agreement. Subsidiaries have not been a member of an affiliated group (within the meaning of Section 1504 of the Code) filing a consolidated federal income Tax Return, and neither the Company nor Subsidiary has any liability for the Taxes of any person (other than the Company or Subsidiary) under Treasury Regulation
(S).1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

      2.23 Insurance. The Company and Subsidiaries have in full force and effect public liability insurance and fire and standard casualty insurance policies (excluding earthquake and flood insurance), with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed by fire or any covered casualty.

      2.24 Books and Records. The books and records of the Company and Subsidiaries provided to Investors reflect all transactions referred to in such books and records accurately in all material respects, and reflect all transactions in the equity securities of the Company since their dates of organization.

      2.25 Labor Agreements and Actions. Neither the Company nor Subsidiaries are bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company or Subsidiaries. There is no strike or other labor dispute involving the Company or Subsidiaries pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company or Subsidiaries (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving the employees of the Company or Subsidiaries. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company or Subsidiaries, nor does the Company or Subsidiaries have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company and Subsidiaries is terminable at the will of the Company or Subsidiary.

      2.26 Assumptions or Guaranties of Indebtedness of Other Persons. Neither the Company nor Subsidiaries are directly or contingently liable on (including, without limitation liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in any person or otherwise to assure any creditor against loss) any indebtedness of any other person.

      2.27 Stockholder Agreements. Except for the Stockholders' Agreement, there are no agreements or arrangements between the Company and any of the Company's stockholders, or to the Company's knowledge, between or among any of the Company's stockholders, which grant voting or other rights with respect to any Company shares or which affect any stockholder's ability or right freely to alienate or vote such interests. There are no agreements or arrangements between Subsidiaries and any of their equityholders, or to the Company's knowledge, between or among any of the equityholders of Subsidiaries, which grant voting or other rights with respect to any equity interests of any Subsidiary or which affect any equityholder's ability or right freely to alienate or vote such equity interests.

      2.28 Year 2000 Readiness. To the Company's best knowledge and belief, all of its accounting software is, and has been represented by its vendor(s) to be, Year 2000 compliant. The Company has updated its CUS auction software at the Foster City headquarters and is in the process of updating the stand-alone software on each of its laptop computers as each laptop computer becomes available upon returning from auction sites or other off-site uses. All systems are expected to be updated by the end of October 1999. In addition, a new update to move the system from DOS-based to Windows-based is expected to be available to the Company before the end of 1999. The Company does not believe that it has any other hardware or software or electronically controlled system whose failure to be Year 2000 compliant would have a material adverse effect on the business of the Company and its Subsidiaries, taken as a whole. The Company has not undertaken any testing or independent verification of the status of any of the third party systems with which it interfaces or upon which it is otherwise dependent. The Company will make appropriate inquiries of all such third parties to the extent the failure of such third parties' systems to be Year 2000 compliant could reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole, and the Company will develop appropriate contingency plans to address such potential failures, which the parties acknowledge could occur notwithstanding the assurances such third parties may provide. The term "Year 2000 compliant", as used herein in reference to any hardware, software, or other system, shall mean that such hardware, software, or system will (a) correctly handle and process date information before, during and after January 1, 2000, accepting date input, and performing calculations, including but not limited to sorting and sequencing, on dates and portions of dates, function according to the documentation during and after January 1, 2000, without changes in operation resulting from the advent of the new century, (c) where appropriate respond to two digit date input in a way that resolves any ambiguity as to the century in a disclosed, defined and predetermined manner, (d) store and provide output of date information in ways that are unambiguous as to the century, and (e) properly manage the leap year occurring in the year 2000.

      2.29 Market Stand-Off Agreements. The Company has obtained agreements from each of its stockholders whereby such stockholder has agreed that, during the period of duration (not to exceed 180 days) specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, such stockholder will not, to the extent requested by the Company and the underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by such stockholder at any time during such period except common stock, if any, included in such registration statement.

      2.30  Qualified Small Business. As of and immediately following the
Closing: (a) the Company will be a domestic C corporation, (b) the Company will not have made any purchases of its own stock described in Section 1202(c)(3)(B) of the Internal Revenue Code of 1986, as amended (the "Code") during the one-year period preceding the Closing, (c) the Company's (and any predecessor's) aggregate gross assets, as defined by Code Section 1202(d)(2), at no time from the date of incorporation of the Company and through the Closing have exceeded or will exceed $50 million, taking into account the assets of any corporations required to be aggregated with the-Company in accordance with Code Section 1202(dx3), and (d) the Company is an eligible corporation, as defined by Code
Section 1202(e)(4).

      2.31 Small Business Company. The Company with its "affiliates" (as that term is defined in Section 121.401 of Title 13 of the Code of Federal Regulations) is a "small business concern" within the meaning of the Small Business Act and Section 121.802 of said Regulations. The information pertaining to the Company to be set forth in Small Business Administration Forms 480, 652 and 1031 will be accurate and complete.

3. Representations and Warranties of the Investors. Each Investor hereby severally represents and warrants to the Company that:

      3.1 Binding Effect. This Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

      3.2 Purchase Entirely for Own Account. This Agreement is made with each Investor in reliance upon such Investor's representation to the Company, which such Investor hereby confirms, that the Series B Preferred Stock to be received by such Investor and the Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. Each Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. Each Investor represents that it has full power and authority to enter into this Agreement.

      3.3 Disclosure of Information. It believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Series B Preferred Stock. Each Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series B Preferred Stock. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

      3.4 Investment Experience. Each Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series B Preferred Stock. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Series B Preferred Stock.

      3.5 Accredited Investor. Each Investor is an "accredited investor" within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect.

      3.6 Restricted Securities. It understands that the shares of Series B Preferred Stock it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, as amended, only in certain limited circumstances. In this connection, each Investor represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

      3.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, each Investor further agrees not to make any disposition of all or any portion of the Series B Preferred Stock (or the Common Stock issuable upon the conversion thereof) unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3.7, provided and to the extent such Section is then applicable, and by the Investors' Rights Agreement and:

            (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

            (b) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act (it being agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances).

            Notwithstanding the provisions of paragraphs (a): and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor which is a partnership or limited liability company to a partner or member thereof or a retired partner or member thereof who retires after the date hereof, or to the estate of any such partner or member or retired partner or member or the transfer by gift, will or intestate succession of any partner or member to his spouse or to the siblings, lineal descendants or ancestors of such partner or member or his spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he were an original Investor hereunder.

      3.8 Legends. It is understood that the certificates evidencing the Series B Preferred Stock (and the Common Stock issuable upon conversion thereof) may bear one or all of the following legends:

            (a) "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

            (b) Any legend required by the laws of the State of California or any other applicable state.

      3.9 Risks. Each Investor acknowledges that (a) this investment involves substantial risks; (b) the projections for the Company are based upon good faith estimates and assumptions believed by the Company to be reasonable at the time made, it being recognized by the Investors that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results; and (c) to succeed, the Company may need to attract additional capital and additional personnel, and there can be no assurances that the Company will be able to attract such capital or personnel.

      3.10 No Representations. Each Investor acknowledges that there have been no representations, guarantees or warranties made to it by the Company, its agents or employees, or by any other person with respect to (a) the approximate length of time that such Investor will be required to remain as the owner of the Series B Preferred Stock; or (b) the percentage of profit or amount of profit to be realized, if any, as a result of its investment.

4.    Conditions to Closing.

      4.1 Conditions to Investor's Obligations. The obligations of each Investor under Section 1.1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent thereto:

            (a) Representations and Warranties. The representations and warranties of the Company contained in Section 2 of this Agreement shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

            (b) Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

            (c) Compliance Certificates. The Chief Executive Officer of the Company shall deliver to each of the Investors or their special counsel a certificate certifying that the conditions specified in Sections 7.1 (a) and 7.1
(b) with respect to the Company have been fulfilled and stating that there shall have been no adverse change in the business, affairs, operations, properties, assets or condition of the Company or Subsidiaries since December 31, 1998.

            (d) Qualifications. The Commissioner of Corporations of the State of California shall have issued a permit qualifying the offer and sale of the Series B Preferred Stock and the underlying Common Stock to the Investors pursuant to this Agreement, or such offer and sales shall be exempt from such qualification under the California Corporate Securities Law of 1968, as amended. Any other authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

            (e) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

            (f) Board of Directors. Concurrently with the Closing, the Board Directors of the Company shall be increased to seven directors and the directors the Company immediately after the Closing Date shall consist of the following persons: Ross Dove, Kirk Dove, Blake Winchell, Hannah Sullivan and Grant Heidrich, and there shall be two vacancies on the Board of Directors.

            (g) Certificate of Incorporation. Investors shall have received a certified copy of the Company's Certificate of Incorporation, substantially in the form attached hereto as Exhibit A.

            (h) Investors' Rights Agreement. The Company and each Investor shall have entered into the Investors' Rights Agreement, substantially in the form attached as Exhibit B.

            (i) Stockholders' Agreement. The stockholders of the Company shall have entered into the Stockholders' Agreement, substantially in the form of Exhibit C hereto.

            (j) Opinion of Company Counsel. The Investors shall have received from Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation ("Howard Rice"), counsel for the Company and Subsidiaries, an opinion dated as of the Closing Date, substantially in the form of Exhibit D hereto.

            (k) Management Rights Agreement. Each Investor that requests a management rights agreement to maintain its status as a "venture capital operating company" shall have received such an agreement from the Company that is reasonably acceptable to such Investor.

      4.2 Conditions to the Company's Obligations. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing Date of each of the following conditions by such party:

            (a) Representations and Warranties. The representations and warranties of the Investors contained in Section 3 of this Agreement shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

            (b) Payment of Purchase Price. The investors shall have delivered the purchase price specified in Section 1.1.

5.    Miscellaneous.

      5.1 Survival of Warranties. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

      5.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Series B Preferred Stock sold hereunder or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

      5.3 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

      5.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

      5.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been given for all purposes (a) upon personal delivery, (b) one day after being sent, when sent by professional overnight courier service from and to locations within the United States, (c) five days after posting when sent by registered or certified mail, or (d) on the date of transmission when sent by facsimile and when receipt has been confirmed, addressed (i) if to the Company at the address set forth on the signature pages hereto; or (ii) if to the Investors at the addresses set forth on the signature pages hereto. Any party hereto may from time to time by notice in writing to the other parties as provided herein, designate a different mailing address or a different person to which such notices or demands are thereafter to be addressed or delivered.

      5.6 Finder's Fee. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. Each party to this Agreement agrees to indemnify and to hold harmless each other party to this Agreement from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which such party or any of its officers, partners, employees, members or representatives is responsible.

      5.7 Expenses. If the Closing is effected, the Company shall, at the Closing, reimburse the reasonable fees and expenses of Latham & Watkins, counsel for the lead Investor. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Certificate of Incorporation, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

      5.8 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and holders of Series B Preferred Stock then owning a majority of the Series B Preferred Stock and the Common Stock issued upon conversion of the Series B Preferred Stock issued pursuant to this Agreement. Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

      5.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

      5.10 Aggregation of Stock. All shares of the Series B Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

      5.11 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

      5.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      5.13 California Commissioner of Corporations. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMWISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement with the intent and agreement that the same shall be effective as of the day and year first above written

                                     THE COMPANY:

                                     DOVEBID, INC.

                                     By: /s/ Ross Dove
                                        ----------------------------------------
                                     Its: President and CEO

                                     Address: 1241 East Hillsdale Blvd
                                              Foster City, CA 94404
                                              Facsimile No. (650) 571-5980
                                              Attention: Chief Executive Officer


                                     INVESTORS:

                                     MAYFMLD X, L.P.

                                     By:  Mayfield X Management, L.L.C.
                                     Its: General Partner

                                     By: /s/ A. Grant Heidrich
                                        ----------------------------------------
                                     Its: Managing Director

                                     MAYFIELD ASSOCIATES FUND V, L.P.

                                     By:  Mayfield X Management, L.L.C.
                                     Its: General Partner

                                     By: /s/ A. Grant Heidrich
                                        ----------------------------------------
                                     Its: Managing Director

                                     MAYFIELD PRINCIPALS FUND, L.L.C.

                                     By:  Mayfield X Management, L.L.C.
                                     Its: Mayfield Principals Fund, L.L.C.,
                                          Managing Member

                                     By: /s/ A. Grant Heidrich
                                        ----------------------------------------
                                     Its: Managing Director

                                     Address (for all three Mayfield entities):
                                              2800 Sand Hill Road, Suite 250
                                              Menlo Park, CA 94025
                                              Facsimile: 650-854-5712
                                              Attention: Grant Heidrich

                                     FREMONT VENTURES I, L.P,
                                     a Delaware limited partnership

                                     By: FV, L.P., its General Partner

                                     By: Fremont Resources, Inc.,
                                         its General Partner


                                     By: /s/ Blake Winchell
                                        ----------------------------------------
                                     Its: Vice President

                                     Address: 50 Fremont Street, Suite 3700
                                              San Francisco, CA 94105
                                              Facsimile: (415) 284-8102
                                              Attention: W. Blake Winchell


                                     BAIN & COMPANY, INC.

                                     By: /s/ Steve Ellis
                                        ----------------------------------------
                                     Its: Vice President

                                     Address: One Embarcadero Center
                                              San Francisco, CA 94111
                                              Facsimile: (415) 627-1033
                                              Attention: Steve Ellis

                                  SCHEDULE 1.1

                             Schedule of Investors

                                            Shares of Series B
       Investor                              Preferred Stock               Purchase Price
       --------                              ---------------               --------------
Mayfield X, L.P.                                 9,038,961                 $ 6,959,999.97

Mayfield Principals Fund, L.L.C.                 1,038,961                     799,999.97

Mayfield Associates Fund V, L.P.                   311,688                     239,999.76
                                               -----------                 --------------

   Mayfield Subtotal                            10,389,610                 $ 7,999,999.70

Fremont Ventures I, L.P.                         5,194,805                   3,999,999.85
                                               -----------                 --------------

   Subtotal of Cash Proceeds                    15,584,415                 $11,999,999.55
                                                                           --------------

Bain & Company, Inc./1/                            285,714                     219,999.78
                                               -----------                 --------------

   Total at Closing                             15,870,129                 $12,219,999.33
                                               ===========                 ==============

-------------------
     /1/ As provided in Section 1.5, the Company is issuing Shares to Bain at the Closing, and may issue additional Shares to Bain after the Closing, in partial payment for services rendered to the Company.